TuHURA Biosciences, Inc Appoints Craig L. Tendler M.D., Former Vice President, Oncology Clinical Development, Diagnostics, and Global Medical Affairs, Johnson & Johnson Innovative Medicine Research & Development, to its Board of Directors

Dr. Tendler oversaw 30 Major Drug Approvals, including worldwide approvals for J&J’s transformational treatments in hematologic malignancies, prostate, lung and bladder cancers

Dr. Tendler also oversaw 13 FDA Breakthrough Designations accelerating the early development of promising investigational medicines intended for treatment of serious oncology indications

TAMPA, FL, March 11, 2025 -- TuHURA Biosciences, Inc. (NASDAQ:HURA) (“TuHURA”), a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome resistance to cancer immunotherapy, today announced it has appointed Craig L. Tendler, M.D. to its Board of Directors effective March 10, 2025.

“We are honored and thrilled to have Craig join our Board of Directors. His extensive experience in creating and overseeing development plans, including integration of biomarkers and diagnostics and overseeing comprehensive data-generation activities for all products in the oncology portfolio while at J&J, from proof of concept through registration and lifecycle management, will be a valuable asset to TuHURA as we advance IFx-2.0 through its registrational Phase 3 clinical trial planned to begin in second quarter 2025 and while we pursue optimal positioning of our pipeline of novel therapeutics focused on overcoming resistance to cancer immunotherapy,” commented James Bianco, M.D., President and Chief Executive Officer of TuHURA. “His experience in overseeing major oncology business development opportunities, culminating in the acquisition/co-development of practice-changing oncology products, will be valuable in assisting the Company in evaluating potential corporate collaborations and potential acquisitions of other novel therapeutics to add to the Company’s pipeline.”

“His impressive track record achieving worldwide approvals for transformational treatments in prostate cancer (ZYTIGA, AKEEGA, and ERLEADA), hematologic malignancies (DARZALEX, CARVYKTI, TECVAYLI, TALVEY, IMBRUVICA), as well as for lung (RYBREVANT) and bladder cancer (BALVERSA), will supplement the Board’s broad expertise with proven results across all aspects of oncology drug development at a critical juncture in TuHURA’s development programs,” noted James Manuso, Ph.D., Chairman of TuHURA’s Board of Directors.

Dr. Tendler added, “TuHURA has established a science-based portfolio of novel complementary technologies and late-stage drug candidates that I believe has the potential to make a significant impact on the immuno-oncology treatment landscape. The data demonstrated to date are promising and underscore the ability of one of their potential therapeutics, IFx-2.0, to overcome resistance to immune checkpoint inhibitor therapy, a much-needed advance to further the patient benefit of this important class of cancer immuno-therapeutics. With their recent agreement with Kineta to acquire its VISTA inhibiting antibody, leveraging their novel discovery of the critical role the delta opioid receptor may play in controlling the immune suppressing capabilities of myeloid derived suppressor cells (MDSCs) and tumor associated M2 polarized macrophages, I feel this is an optimal time to bring my experience in oncology drug development to the Board and to management. I look forward to contributing to the continued growth and future success of the Company.”

Dr. Tendler previously served as Vice President, Oncology Clinical Development, Diagnostics, and Global Medical Affairs of Johnson & Johnson Innovative Medicine Research & Development (Retired). In this position, he was responsible for creating and overseeing robust development plans, including optimal integration of biomarkers and diagnostics, and comprehensive data generation activities for all products in the oncology portfolio, from proof of concept through registration and lifecycle management. He worked closely with teams in early development and the disease areas of focus to implement a seamless end-to-end oncology clinical research strategy that incorporated compelling science, broad clinical trial access to diverse populations, and addressed areas of high unmet medical need.

During his tenure at Johnson & Johnson, Dr. Tendler and his team worked in collaboration with the FDA and the European Medicines Agency to secure the worldwide approvals of transformational treatments in prostate cancer (ZYTIGA, AKEEGA, and ERLEADA), hematologic malignancies (DARZALEX, CARVYKTI, TECVAYLI, TALVEY, IMBRUVICA), as well as for lung (RYBREVANT) and bladder cancer (BALVERSA). He has played an instrumental role in achieving 13 FDA breakthrough designations for accelerating the early development of promising investigational medicines intended for the treatment of serious oncology conditions.

Prior to joining Johnson & Johnson Innovative Medicine, Craig served as the Vice President of Oncology Clinical Research and Chair of the Oncology Licensing Committee at the Schering-Plough Research Institute. In addition to his pharmaceutical industry experience, Craig has served as Co-Chair of the Friends of Cancer Research Corporate Council, member of the Bloomberg New Economy International Cancer Coalition, and member of the Admissions Committee, Mount Sinai School of Medicine. He was an Assistant Professor of Pediatrics/Hematology-Oncology at the Mount Sinai School of Medicine and a NIH physician-scientist grant recipient and research fellow at the National Cancer Institute in Bethesda, Maryland.

Dr. Tendler earned his undergraduate degree from Cornell University, and graduated from the Mount Sinai School of Medicine, New York City, with high honors and induction into the Alpha Omega Alpha Medical Society.

About TuHURA Biosciences, Inc.

TuHURA Biosciences, Inc. (Nasdaq: HURA) is a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome primary and acquired resistance to cancer immunotherapy, two of the most common reasons cancer immunotherapies fail to work or stop working in the majority of patients with cancer.

TuHURA’s lead innate immune agonist drug candidate, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA is preparing to initiate in the second quarter 2025, a single randomized placebo-controlled Phase 3 registration=directed trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) compared to Keytruda® and placebo in first-line treatment for advanced or metastatic Merkel Cell Carcinoma.

In addition to its innate immune agonist candidates, following the closing of the previously announced proposed merger with Kineta, TuHURA plans to advance its VISTA inhibiting antibody into a phase two trial in combination with a menin inhibitor in NPM1 mutated relapsed or refractory AML. Leveraging its discovery of the central role the Delta Opioid Receptor plays in modulating the immunosuppressive effects of myeloid derived suppressor cells (MDSCs) and tumor associated M2 polarized macrophages on the tumor microenvironment (TME), the Company is also developing non-tumor targeting ADCs and APCs to convert the TME to an immunogenic phenotype, potentially overcoming acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding TuHURA’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding clinical trials and research and development programs, in particular with respect to TuHURA’s IFx-Hu2.0 product candidate and its ADC and PDC development program, and any developments or results in connection therewith. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are described in detail in our registration statements, reports and other filings with the SEC, which are available on the combined company’s website, and at www.sec.gov.

You are cautioned that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this press release are made as of the date hereof, and TuHURA does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Contact:

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Jenene Thomas

(908) 824-0775

tuhura@jtcir.com